                                                                    Exhibit 99.1
________________________________________________________________________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R                           USWEB CORPORATION
O
X                     SPECIAL MEETING OF STOCKHOLDERS
Y
                               November   , 1998

     The undersigned stockholder of USWeb Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated October , 1998, and hereby appoints Joseph Firmage and Carolyn Aver, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on November , 1998 at :00 .m., Pacific Standard Time, at the offices of the Company at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ISSUANCE OF SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF USWEB ("USWEB COMMON STOCK") TO THE STOCKHOLDERS OF CKS GROUP, INC., A DELAWARE CORPORATION ("CKS GROUP"), PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF SEPTEMBER 1, 1998 (THE "REORGANIZATION AGREEMENT"), AMONG USWEB, CKS GROUP AND USWEB ACQUISITION CORPORATION 134, A WHOLLY OWNED SUBSIDIARY OF USWEB ("MERGER SUB"), PROVIDING FOR THE MERGER OF MERGER SUB WITH AND INTO CKS GROUP (THE "MERGER"); (2) FOR AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF USWEB (THE "CERTIFICATE") TO CHANGE THE CORPORATE NAME OF USWEB TO "REINVENT COMMUNICATIONS, INC." (WHICH, IF APPROVED, WILL BE EFFECTIVE ONLY IF THE MERGER IS CONSUMMATED); (3) FOR AN AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF USWEB COMMON STOCK BY 100 MILLION SHARES TO 200 MILLION SHARES; AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

_____________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE
REVERSE SIDE

                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                            (FOLD AND DETACH HERE)

                                [LOGO OF USWEB]

                        SPECIAL MEETING OF STOCKHOLDERS

                               November   , 1998
                                    :00  .m.

                               USWeb Corporation
                        2880 Lakeside Drive, Suite 300
                        Santa Clara, California  95054

________________________________________________________________________________

________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

                                                            Please Mark   [X]
                                                            your votes as
                                                            indicated in
                                                            this example


                                                                                FOR      AGAINST      ABSTAIN
1.     Proposal to approve the issuance of shares of the Common Stock, par      [_]      [_]          [_]
       value $0.001 per share, of USWeb ("USWeb Common Stock") to the stockholders of CKS Group, Inc., a Delaware corporation ("CKS Group"), pursuant to an Agreement and Plan of Reorganization, dated as of
       September 1, 1998 (the "Reorganization Agreement"), among USWeb, CKS
       Group and USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"), providing for the merger of Merger Sub with and into CKS Group (the "Merger");
                                                                                FOR      AGAINST      ABSTAIN
2.     Proposal to approve an amendment to the Amended and Restated             [_]      [_]          [_]
       Certificate of Incorporation of USWeb (the "Certificate") to change the corporate name of USWeb to "Reinvent Communications, Inc."
       (which, if approved, will be effective only if the Merger is consummated);
                                                                                FOR      AGAINST      ABSTAIN
3.     Proposal to approve an amendment to the Certificate to increase the      [_]      [_]          [_]
       number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares; and
                                                                                FOR      AGAINST      ABSTAIN
4.     The proxies are authorized to vote in their discretion upon such other   [_]      [_]          [_]
       business as may properly come before the meeting.

                                   I PLAN TO ATTEND THE MEETING                                       [_]

                                      COMMENTS/ADDRESS CHANGE                                         [_]
                               Please mark this if you have written
                               comments/address on the reverse side

Signature_____________________ Signature___________________ Date________________
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

________________________________________________________________________________
                            (FOLD AND DETACH HERE)